LEASE AGREEMENT

by and between

Metrolina Alpharetta, LLC

a North Carolina limited liability company

(as Landlord)

and

Ballantyne Strong, Inc.,

a Delaware corporation,

(as Tenant)

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) made and entered into as of the ____ day of _______, 2018 (the “Lease Date”), by and between:

METROLINA ALPHARETTA, LLC, a North Carolina limited liability company, hereinafter called “Landlord”; and

BALLANTYNE STRONG, INC., a Delaware corporation, hereinafter called “Tenant”:

W I T N E S S E T H:

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

1. DESCRIPTION OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, that certain parcel of real property located in Forsyth County, Alpharetta, Georgia more particularly described on Exhibit A attached hereto (the “Land”) with that certain office building (the “Building”) containing approximately 43,524 square feet located on the Land and having an address of 190 Bluegrass Valley Parkway, Alpharetta, Georgia, together with all parking areas, driveways, sidewalks and other improvements and facilities located on said Land (said Building, together with said Land and other improvements and facilities being hereafter referred to as the “Premises”).

2. TERM.

(a) Unless another date is specified for occupancy on an exhibit attached hereto, the term of this Lease (herein, the “Term”) shall commence on the Lease Date as set forth hereinabove (the “Commencement Date”) and shall end at midnight on the date (the “Expiration Date”) which is ten (10) years from the Rent Commencement Date (as defined herein). As used herein, the term “Lease Year” shall mean each consecutive twelve-month period of the Term, beginning with the Rent Commencement Date (as defined herein) or any anniversary thereof.

3. RENTAL. During the full Term of this Lease, Tenant shall pay to Landlord, without notice, demand, reduction, setoff or any defense, a total rental (the “Annual Rental”) consisting of the sum total of the following:

(a) Minimum Rental. Starting on the Commencement Date (also being defined as the “Rent Commencement Date”) and continuing through the expiration of the Term of this Lease or the earlier termination of this Lease, Tenant shall pay the annual minimum rental (the “Minimum Rental”) which is payable in equal monthly installments, each in advance on or before the first day of each month. If the Rent Commencement Date is a date other than the first day of a calendar month, the Minimum Rental shall be prorated daily from such date to the first day of the next calendar month and paid on the Rent Commencement Date. The amount of Minimum Rental to be paid by Tenant during the Term shall be as follows:

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Months	Minimum Rental	Monthly Payment
1 - 12	$600,000.00	$50,000.00
13 – 24	$612,000.00	$51,000.00
25 – 36	$624,240.00	$52,020.00
37 – 48	$636,724.00	$53,060.40
49 – 60	$649,458.50	$54,121.54
61 – 72	$662,447.67	$55,204.00
73 – 84	$675,696.62	$56,308.05
85 – 96	$689,210.55	$57,434.21
97 – 108	$702,994.76	$58,582.90
109 – 120	$717,054.65	$59,754.55

(b) Tenant’s Payment of Taxes. Tenant shall pay directly to the taxing authority, before delinquent, any and all ad valorem taxes (or any tax hereafter imposed in lieu thereof) (collectively, the “Taxes”) with respect to the Premises relating to the period included in the Term. Any increase in ad valorem taxes on the Premises as a result of alterations, additions or improvements made by, for or on account of Tenant shall be paid by Tenant directly to the taxing authority, before delinquent.

(c) Tenant’s Payment of Insurance Premiums. Tenant shall pay directly any and all premiums charged for fire and extended coverage and liability insurance with all endorsements in the amounts and limits as set forth herein on the Premises.

(d) Proof of Tenant’s Payment of Taxes and Insurance Premiums. Tenant shall provide Landlord, within thirty (30) days of the date such payment is due, with evidence of the full payment of all Taxes and insurance premiums as set forth hereinabove. In the event Tenant fails to provide Landlord with such proof or if Landlord receives a statement showing that any installment of taxes or insurance premiums have not been paid when due, Landlord may, but shall not be obligated to, pay such installment of taxes and/or insurance premium. Tenant shall reimburse Landlord for any payments of taxes and/or insurance plus an administrative fee in the amount of seven and one-half percent (7.5%) of such payment, within ten (10) days of notice thereof. Any such amounts owed by Tenant hereunder shall be considered Additional Rent (as defined below).

(e) Tenant’s Share of Mechanical Maintenance and Inspection Costs. Pursuant to Paragraph 10 herein, Tenant shall be responsible, at its sole cost and expense, for the maintenance, repair and replacement of, and the provision of routine mechanical maintenance and inspection services to, the heating, ventilation and air conditioning (“HVAC”) equipment supplying the Premises.

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(f) Documentary Tax. If any documentary stamp tax, sales tax or any other tax or similar charge (exclusive of any income tax payable by Landlord as a result hereof) levied on the rental, leasing or letting of the Premises, whether local, state or federal, is required to be paid due to the execution hereof or otherwise with respect to this Lease or the payments due hereunder, then the cost thereof shall be borne by Tenant and shall be paid promptly and prior to same becoming past due. Tenant shall provide Landlord with copies of all paid receipts respecting such tax or charge promptly after payment of same.

(g) Late Payment. If any monthly installment of Annual Rental, Minimum Rental, Additional Rent (if any) or any other sum due and payable pursuant to this Lease remains due and unpaid ten (10) days after said amount becomes due, Tenant shall pay as Additional Rent hereunder a late payment charge of a sum equal to five percent (5%) of the unpaid rent or other payment. All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after the due date thereof until paid at the lesser of eight percent (8%) per annum or the maximum interest rate per annum allowed by law. Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord’s rights under this Lease and shall in no way constitute an accord and satisfaction or waiver.

(h) Other Sums. Any and all other sums that are or may become due and payable by Tenant hereunder (collectively referred to as “Additional Rent”).

4. DELIVERY OF POSSESSION.

(a) Landlord will deliver the Premises to Tenant on or before the Commencement Date, and, upon such delivery, Tenant shall be deemed to have accepted the Premises, “AS IS, WHERE IS AND WITH ALL FAULTS.”

(b) The parties acknowledge that this Lease is entered into in connection with a sale leaseback transaction whereby Tenant has sold and conveyed the Premises to Landlord of even date herewith. The parties further acknowledge and agree that Tenant remains the owner of all trade fixtures, furniture, other furnishings, artwork, and all other personal property contained within the Premises (collectively, “Tenant’s FF&E”). Accordingly, Tenant shall have the ongoing right to use all of Tenant’s FF&E within the Premises. During the Term, Tenant shall be solely responsible at its cost and expense for the insurance, maintenance, repair and replacement (if deemed necessary by Tenant) of Tenant’s FF&E.

5. ALTERATIONS AND IMPROVEMENTS BY TENANT.

(a) Tenant shall make no structural changes respecting the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any interior or exterior nonstructural changes or other alterations, additions, or improvements to the Premises or the Building shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition, or delay. Prior to any such consent by Landlord, Tenant shall submit to Landlord reasonably detailed plans and specifications covering the proposed work. If Landlord notifies Tenant of any objections to the proposed alterations, Tenant must (i) revise the plans and specifications to the extent reasonably necessary to secure the Landlord’s approval and (ii) submit such revised plans and specifications for Landlord’s approval. Prior to commencement of any alterations or improvements on the Premises, Tenant shall provide Landlord with evidence of insurance reasonably satisfactory to landlord. Tenant shall thereafter have the alterations performed in accordance with the approved plans and specifications.

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(b) Tenant agrees that any damage to the Premises caused by Tenant’s construction work shall be repaired at Tenant’s sole cost and expense. No later than thirty (30) days after completion of any construction work by Tenant hereunder, Tenant shall provide to Landlord (i) an affidavit from the general contractor performing the work that same has been substantially completed in accordance with the approved plans and specifications and that all mechanics and materialmen engaged by the general contractor in connection therewith have been paid in full; (ii) a waiver of liens with respect to such construction work executed by the general contractor and any other contractor with whom Tenant has directly contracted, except as to any contractor for which Tenant has obtained a bond to pay any claims by such persons; and (iii) a certificate of occupancy for the Premises from the applicable governmental authorities.

(c) Landlord shall notify Tenant at the time Tenant obtains Landlord’s approval for any alterations, additions or improvements, including without limitation any partitions, walls, railings, carpeting, floor and wall coverings and other fixtures (excluding, however, Tenant’s trade fixtures as described in Paragraph 11 herein) to be made by, for, or at the direction of Tenant whether Landlord shall require Tenant to remove the same at the expiration or earlier termination of this Lease. All alterations, additional or improvements that Landlord does not require to be removed at the expiration or earlier termination of this Lease shall, when made, become the property of Landlord and shall remain upon the Premises at the expiration or earlier termination of this Lease.

6. USE OF PREMISES.

(a) Tenant shall use the Premises only for general office, warehouse, shipping and all related and ancillary purposes and for no other purposes. Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority having jurisdiction over the Premises. Without limiting the generality of the foregoing, if Premises or the Building must be modified or any other action relating to the Premises or the Building must be undertaken in the future to comply with the Americans With Disabilities Act (the “ADA”) or any similar federal, state or local statute, law or ordinance, then Tenant shall be solely responsible for such modification or action (including the payment of all costs incurred in connection therewith). Tenant shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance or detract in any way from the reputation of the Building. Tenant’s duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises, provided that any of the foregoing related to the normal and customary operation of the Premises for the use permitted above shall not be deemed to violate this Paragraph 6(a).

(b) Without limiting the generality of Paragraph 6(a) above, and excepting only office supplies, commercial supplies and cleaning materials used by Tenant in its ordinary day to day business operations (but not held for sale, storage or distribution) customarily used in office buildings, and then only to the extent same are used, stored (but not any bulk storage), transported, and disposed of strictly in accordance with all applicable laws, regulations and manufacturer’s recommendations, the Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or hazardous wastes, petroleum products, materials, or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to health and safety of the occupants of the Building or surrounding property.

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(c) Tenant hereby represents and warrants to Landlord that, to the best of Tenant’s knowledge, as of the date of delivery of the Premises, the Premises shall be in compliance with all applicable environmental laws, regulations, statutes and other legal requirements.

(d) Tenant has previously been furnished with a copy of any applicable restrictive covenants relating to the Premises, and Tenant shall abide by these restrictions in connection with its use of the Premises.

(e) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in substantially the same condition in which the Premises existed on the Commencement Date, ordinary wear and tear, fire or other casualty, and acts of God alone excepted.

(f) The construction, operation, design, appearance, location, installation, and any other matters related to Tenant’s signage for the Premises shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.

(g) Tenant shall, continuously and uninterruptedly from and after its initial opening for business, (i) operate and conduct within the Premises the business that Tenant is permitted to operate and conduct under the provisions of this Lease, except while the Premises are untenantable by reason of fire or other casualty or for other reasons beyond the reasonable control of Tenant and (ii) keep the Premises in a neat, clean and orderly condition.

(h) Tenant shall save Landlord harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Tenant to comply with the provisions of this Paragraph 6. This indemnification shall survive the termination or expiration of this Lease.

7. TAXES.

(a) Tenant shall pay any taxes, documentary stamps or assessments of any nature imposed or assessed upon this Lease, Tenant’s occupancy of the Premises or Tenant’s trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant, including, without limitation, Tenant’s FF&E, as promptly as all such taxes or assessments may become due and payable without any delinquency. Tenant shall provide Landlord with copies of all paid receipts respecting such tax or charge upon request by Landlord.

8. TENANT’S INSURANCE. Tenant shall at all times during the Term maintain in full force and effect, at Tenant’s sole cost and expense, the following insurance covering the Premises.

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(a) Commercial general liability insurance for any occurrence resulting in bodily or personal injury to or the death of any person or more than one person, or for damage to property, and consequential damages arising therefrom, in the amount of at least Three Million and 00/100 Dollars ($3,000,000.00) combined single limit per occurrence/aggregate (and which specifically provides for an extension of coverage for liquor or “dram shop” liability, if Tenant sells or serves alcoholic beverages in the Premises). Said insurance shall be written on an “occurrence” basis and not on a “claims made” basis. Landlord shall have the right, exercisable by giving written notice thereof to Tenant, to require Tenant to increase such limit if, in Landlord’s reasonable judgment, the amount thereof is insufficient to protect Landlord from judgments which might result from such claims, demands or actions. Tenant shall use its good faith efforts to cause its liability insurer to insure Landlord, Landlord’s agents, employees, partners, officers, and directors and any mortgagee (“Landlord’s Protected Parties”) as “additional insureds.” Tenant shall cause its liability insurance to include contractual liability coverage fully covering the indemnity provisions set forth herein. Notwithstanding the above, such liability insurance may be in the amount of One Million and 00/100 Dollars ($1,000,000.00) combined single limit per occurrence, and Two Million and 00/100 Dollars ($2,000,000.00) annual aggregate, for any policy year that Tenant carries umbrella insurance coverage of at least $3,000,000, as evidenced to Landlord, provided (i) such umbrella policy contains a “per location aggregate” endorsement, and (ii) the requirements set forth in this Section are otherwise satisfied.

(b) Workers’ Compensation Insurance with Employers’ Liability limits of $100,000.00 Each Accident, $100,000.00 Disease-Each Employee, and $500,000.00 Disease-Policy Limit, or such higher limits as may be required by applicable Governmental Regulations.

(c) Insurance covering work done by Tenant, if any, and any alterations or modifications to the Premises performed by Tenant after the Commencement Date, and all trade fixtures, signs, plate glass, floor covering, decorative items, furniture, furnishings, machinery, equipment and merchandise in the Premises, to the extent of one hundred percent (100%) of the replacement cost thereof, under a policy covering “all risks” of direct physical loss as insured against under Special Form (“all risk” coverage) with endorsement for business interruption with extended indemnity for twelve (12) months, and coverage for sprinkler leakage liability.

(d) Insurance covering the Premises, excluding work done by Tenant, if any, and any alterations or modifications to the Premises performed by Tenant after the Commencement Date, and further excluding foundations, to the extent of not less than one hundred percent (100%) of the replacement cost of such building and improvements located thereon, with an agreed amount endorsement, against all casualties provided by the Standard Fire and Extended Coverage Policy and covering all other risks of direct physical loss as insured against under Special Form (“all risks” coverage) with endorsement for rental income insurance for twelve (12) months, with an extended period of indemnity as deemed commercially reasonable by Landlord. Landlord shall be named as the insured and all proceeds of insurance shall be payable to Landlord.

(e) All of the aforesaid insurance shall be in responsible companies reasonably acceptable to Landlord. The insurer and the form, substance and amount (where not stated above) shall be satisfactory from time to time to Landlord and any mortgagee of Landlord, shall specifically show that the required liquor liability coverage is included, if applicable, and shall unconditionally provide that it is not subject to cancellation or non-renewal, except after at least thirty (30) days’ prior written notice to Landlord and any mortgagee of Landlord. Originals of Tenant’s insurance policies (or certificates thereof satisfactory to Landlord, together with satisfactory evidence of payment of the premiums thereon), shall be deposited with Landlord prior to Tenant’s possession of the Premises and renewals thereof not less than thirty (30) days prior to the end of the terms of such coverage. All insurance, property damage or other casualty policies shall be written as primary policies, not contributory with or secondary to coverage that Landlord may carry.

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(f) If at any time during the Term of this Lease, Tenant owns or rents more than one location, the policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned or rented by Tenant.

(g) Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises, its contents or to the other portions of the Premises, arising from any risk covered by “Special Form” fire and extended coverage insurance of the type and amount required to be carried hereunder. Landlord and Tenant hereby grant to each other on behalf of any insurer providing the insurance to either of them described herein, a waiver of any right of subrogation which any such insurer may acquire against the other or against the officers, directors, employees, agents, partners and representatives of the other by virtue of payment of any loss under such insurance. Any insurance policy carried by Tenant pursuant to the terms hereof shall contain an endorsement waiving the insurer’s right of subrogation against Landlord. Notwithstanding any provisions in this Lease to the contrary, Landlord shall never be liable to Tenant or any Tenant party to the extent such liability is covered or would be covered by a policy of insurance actually maintained, or required by the terms of this Lease to be maintained, by Tenant.

9. LANDLORD’S COVENANT TO REPAIR AND REPLACE

(a) This is an absolute net lease. Landlord shall have no duty or obligation for any repairs, maintenance or replacement of any part of the Premises or any of the systems or components located thereon or therein.

(b) Landlord shall not incur any liability to Tenant by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, replacements, alterations or improvements to any portion of the Building or the Premises, or to fixtures, appurtenances and equipment therein.

10. TENANT’S COVENANT TO REPAIR, REPLACE, AND MAINTAIN.

(a) Tenant shall be responsible for the repair, replacement and maintenance in good order and condition of all parts and components of the Premises, including, without limitation, the structural components, roof, building systems, exterior parking lot and parking lot and exterior lighting, access drives and landscaping improvements (including turf areas) on the Premises, the plumbing, wiring, electrical systems, HVAC system, glass and plate glass, exterior operating and maintenance costs, and the equipment and machinery constituting fixtures and all other items of the Premises.

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(b) Tenant shall contract for the regular removal of trash from the Premises and the cleaning of any grease traps serving the Premises.

(c) Tenant’s duty to maintain the HVAC system shall specifically include the duty to enter into and maintain at Tenant’s sole expense during the entire Term of this Lease a contract(s) for the routine and periodic maintenance and regular inspection of such HVAC system, the replacement of filters as recommended and the performance of other recommended periodic servicing in accordance with applicable manufacturer’s standards and recommendations. Such contract (i) shall be with a reputable contractor reasonably satisfactory to Landlord; (ii) shall satisfy the requirements for routine and periodic maintenance, if any, necessary to keep all applicable manufacturer’s warranties in full force and effect; and (iii) shall provide that if this Lease expires or is earlier terminated for any reason whatsoever, then said contract may be immediately terminable by Landlord or Tenant without any cost, expense or other liability on the part of Landlord.

(d) If Tenant fails to commence performance of any maintenance or repair work required of Tenant hereunder to any improvements or other portions of the Premises which are visible from the exterior of the Building within thirty (30) days after written notice of the need for such maintenance or repair from Landlord, or in any case where Tenant has commenced such work but failed to complete the same within sixty (60) days thereafter (or such longer period as may be reasonably required), then Landlord may enter upon the Premises and perform such maintenance and repair work or complete the same, as the case may be, whereupon all expenses reasonably incurred by Landlord in performing such work, together with a ten percent (10%) overhead and management fee, shall be paid by Tenant upon written demand therefor by Landlord.

11. TRADE FIXTURES AND EQUIPMENT. Tenant’s FF&E shall remain Tenant’s personal property and Tenant shall have the right at any time during the Term of this Lease to remove any or all of Tenant’s FF&E. Upon removal of Tenant’s FF&E, Tenant shall immediately restore the Premises to substantially the same condition as they were when received by Tenant, ordinary wear and tear, fire or other casualty, and acts of God excepted. Any trade fixtures or equipment not removed by Tenant at the expiration or an earlier termination of the Lease shall become, at Landlord’s sole election, either (i) the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) subject to Landlord’s removing such property from the Premises and storing same, all at Tenant’s expense and without any recourse against Landlord with respect thereto. Without limiting the generality of the foregoing, the following property shall in no event be deemed to be “trade fixtures” and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment used to service the Building; (b) any dock levelers; (c) any carpeting or other permanent floor coverings; (d) any paneling or other wall coverings; (e) plumbing fixtures and equipment; or (f) permanent shelving.

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12. UTILITIES. Tenant shall pay for all utilities or services related to its use of the Premises, including, without limitation, electricity, gas, heat, water, sewer, telephone and janitorial services. Landlord shall not be responsible for the stoppage or interruption of utilities services other than as required by its limited covenant to repair and replace set forth above, and Landlord not be liable for any damages caused by or from the plumbing and sewer systems serving the Premises.

13. DAMAGE OR DESTRUCTION OF PREMISES.

(a) If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, Landlord shall have the right to terminate this Lease on written notice to Tenant within thirty (30) days after such destruction and this Lease shall terminate as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of the date of destruction.

(b) If the Premises are damaged but not wholly destroyed by and such casualties or if the Landlord does not elect to terminate the Lease under Paragraph 13(a) above, Landlord shall commence or cause to be commenced reconstruction of the Premises within one hundred twenty (120) days after such occurrence and prosecute the same diligently to completion, not to exceed two hundred seventy (270) days from the date of the occurrence. In the event Landlord shall fail to substantially complete reconstruction of the Premises within said two hundred seventy (270) day period, Tenant shall have the right, as its sole remedy, to terminate this Lease.

(c) In the event of any casualty at the Premises during the last year of the Term, including during the last year of any extension Term, Landlord and Tenant each shall have the option to terminate this Lease on written notice to the other of exercise thereof within sixty (60) days after such occurrence.

(d) In the event of reconstruction of the Premises, Tenant shall continue the operation of its business in the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management and the obligation of Tenant to pay rent and any other sums due under this Lease shall remain in full force and effect during the period of reconstruction. The Minimum Rental shall be abated proportionately with the degree to which Tenant’s use of the Premises is impaired, commencing from the date of destruction and continuing during the period of such reconstruction. Tenant shall not be entitled to any compensation or damages from landlord for loss of use of the whole or any part of the Premises, Tenant’s personal property, or any inconvenience or annoyance occasioned by such damage, reconstruction or replacement.

(e) In the event of the termination of this Lease under any provisions of this Paragraph 13, both Landlord and Tenant shall be released from any liability or obligation under this Lease arising after the date of termination, except for such liability or obligation for which this Lease expressly provides shall survive the termination thereof.

14. MUTUAL WAIVER OF SUBROGATION. For the purpose of waiver of subrogation, the parties (for themselves and their insurers) mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to property caused by a casualty of any type whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance, as such is more specifically set forth herein above.

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15. INDEMNIFICATION.

(a) Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’ fees) arising out of injury to persons (including death) or property occurring in, on or about the Premises by any cause whatsoever, except if exclusively caused by the grossly negligent act(s) or omission(s) on the part of Landlord, its agent(s) or employee(s). Tenant shall give Landlord immediate notice of any such happening causing injury to persons or property.

(b) Landlord shall indemnify and save Tenant harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’ fees) arising out of injury to persons (including death) or property occurring in, on or about the Premises if caused or occasioned by any grossly negligent act(s) or omission(s) of Landlord, its agent(s) or employee(s), except if caused by any act(s) or omission(s) on the part of Tenant, its agent(s), contractor(s), employee(s), invitee(s), licensee(s), servant(s), subcontractor(s) or subtenant(s).

16. LANDLORD’S RIGHT OF ENTRY. Landlord, and those persons authorized by it, shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs, making connections, installing utilities, providing services to the Premises, making inspections or showing the same to prospective purchasers and/or lenders, as well as at any time in the event of emergency involving possible injury to property or persons in or around the Premises. Further, during the last twelve (12) months of the Term, Landlord and those persons authorized by it shall have the right at reasonable times and upon reasonable notice to show the Premises to prospective tenants. Landlord shall use reasonable efforts to minimize interference with Tenant’s business operations on the Premises during the period of any such entry, including without limitation making it clear in any signage or showings that the property may be for sale or lease, but not the business of Tenant.

17. EMINENT DOMAIN. If any substantial portion, consisting of twenty five percent (25%) or more of the square footage of the Building, of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) and such taking shall materially impair the normal operation of Tenant’s business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after notice of such taking. If neither party elects to terminate this Lease, Landlord, to the extent of such award received by Landlord, shall repair and restore the Premises (to the extent possible) to substantially the same condition as the Premises existed immediately prior to such taking and the Annual Rental and any other sums due hereunder shall be reduced in proportion to any reduction in the square footage of the Building as a result of such taking. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant’s property, trade fixtures or equipment if a separate award for such items is made to Tenant and if such separate award does not reduce the award to Landlord.

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18. EVENTS OF DEFAULT AND REMEDIES.

(a) In addition to the other provisions of this Lease and not in limitation thereof, the occurrence of any of the following shall constitute an “Event of Default” hereunder.

(i) Failure of Tenant to pay Annual Rental, Minimum Rental, Additional Rent, or any other charges due under this Lease and such failure continues for three (3) days after Tenant’s receipt of written notice of such failure from Landlord (provided, if Tenant fails to pay any such charges when due two times within any Lease Year, and Landlord has given Tenant such 3-day notice for Tenant’s two failures, it shall be a default under the Lease for Tenant thereafter in such Lease Year to fail to pay when due, and Landlord shall not be required to give any notice of such failure).

(ii) Failure of Tenant to observe and perform any other obligation in this Lease and continued failure for thirty (30) days after Landlord gives written notice of such failure, or if the nature of such failure is such that it is capable of being cured but cannot be cured within thirty (30) days, within such additional period of time reasonably required by Tenant to cure the same, provided that Tenant commences the cure of such default within such thirty (30) day period and diligently pursues such cure to completion.

(iii) Abandonment or vacation of the Premises by Tenant.

(iv) Failure to carry and maintain any policy of insurance required herein.

(v) Filing of a petition by Tenant for adjudication as a bankrupt debtor or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Tenant’s property; an assignment by Tenant for the benefit of creditors; or the taking possession of Tenant’s property by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of Tenant. If any involuntary proceeding of any type referred to in this Section is instituted against Tenant and is not dismissed within sixty (60) days thereafter the same shall be considered an Event of Default.

(b) At any time following the occurrence of an Event of Default as hereinabove set forth, without limiting Landlord in the exercise of any other remedy contained elsewhere in this Lease, at law, in equity, or otherwise, and without any demand or notice whatsoever:

(i) Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the Term, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination (and for those obligations of Tenant which are to survive any such termination by their express terms), and Tenant shall surrender the Premises, including any and all improvements, to Landlord on the date specified in such notice, and if Tenant fails to so surrender Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor.

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(ii) Landlord may terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, a sum which, at the date of such termination represents the then value of the excess, if any, of the whole Annual Rental, Minimum Rental, and all other sums and charges which would have been payable hereunder as Additional Rent by Tenant for the period commencing with the day following the date of such termination and ending with the expiration date of the Term, over the aggregate reasonable rental value of the Premises for the same period, plus the sum of the following: (A) the costs of recovering the Premises and all other expenses incurred by Landlord due to Tenant’s default, including, without limitation, reasonable attorneys’ fees, (B) the unpaid rent earned as of the date of termination plus interest at the rate of eight percent (8%) or the highest rate allowed by law, whichever is greater, (C) other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Premises, and (D) that amount of money equal to twenty four (24) monthly installments of the Annual Rental, Minimum Rental and all other sums, payable on the date of such termination, all of which shall be deemed immediately due and payable. The payment of the amount calculated in this Section shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. In determining the fair market rental value of the Premises as provided herein, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (1) the length of time remaining in the Term, (2) the then current market conditions in the general area in which the Premises is located, (3) the likelihood of reletting the Premises for a period of time equal to the remainder of the Term, (4) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Premises is located, (5) the vacancy levels in the general area in which the Premises is located, (6) current levels of new construction that will be completed during the remaining Term and how this construction will likely affect vacancy rates and rental rates, and (7) inflation.

(iii) Without terminating this Lease, Landlord may declare immediately due and payable the present value (using a discount rate of the lower of eight percent (8%) or the rate of interest then payable on currently-issued United States Treasury Bills or Notes having a maturity date, at the time of the default, closest to the scheduled expiration date of the Term) of the whole Rental and all other sums and charges which would have been payable hereunder as Additional Rent by Tenant for the period commencing with the day following the date of such termination and ending with the expiration date of the Term, together with the cost of recovering the Premises and all other expenses incurred by Landlord in connection with Tenant’s default, plus the unpaid rent earned as of the date of termination, plus interest at the rate of eight percent (8%) or the highest rate allowed by law, whichever is greater, plus all other sums of money and damages owing by Tenant to Landlord under this Lease or in connection with the Premises; provided, however, that such payments shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Rental and Additional Rent payable hereunder throughout the Term. Upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants, and subtenants on account of said Premises during the stated Term of this Lease provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence less all costs, expenses and reasonable attorneys’ fees of Landlord incurred in connection with the reletting of the Premises. Such sum shall, at the option of Landlord, be immediately due and payable upon notice to Tenant as if by the terms of this Lease they were payable in advance; and Landlord may immediately proceed to distrain, collect, or bring action for the amount due hereunder or such part thereof as being in arrears, or may file a proof of claim in any bankruptcy or insolvency proceedings whether similar to the foregoing or not, to enforce payment thereof.

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(iv) Without terminating this Lease, and with or without notice to Tenant, Landlord may in its own name or as agent for Tenant enter into and upon and take possession of the Premises or any part thereof, and, at Landlord’s option, remove persons and property therefrom and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Premises or any portion thereof as the agent of Tenant, with or without advertisement, by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable, in Landlord’s sole discretion. Landlord shall in no way be responsible or liable for any failure to rent the Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and reasonable and actual attorneys’ fees and costs of alterations and repair; third, to the payment of rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder. Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord’s option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default.

(v) Without terminating this Lease, and with or without notice to Tenant, Landlord may enter into and upon the Premises and without being liable for prosecution or any claim for damages therefor, maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant’s compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

(vi) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, Landlord may suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same, so long as Tenant is in default under this Lease.

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(vii) Landlord may allow the Premises to remain unoccupied and collect rent from Tenant as it comes due.

(viii) Landlord may foreclose any security interest in the property of Tenant which Landlord may have under the laws of the State of Georgia or under this Lease, including the immediate taking of possession of all property on or in the Premises.

(c) Landlord and Tenant further agree as follows:

(i) Tenant agrees to reimburse Landlord for all of Landlord’s expenses, including but not limited to reasonable attorneys’ fees in enforcing or attempting to enforce any of Tenant’s obligations in this Lease and if Landlord shall notify Tenant of Tenant’s default under this Lease more than two (2) times in any Lease Year, Tenant shall be assessed a default fee of One Thousand and 00/100 Dollars ($1,000.00) to cover the administrative costs associated with giving such notices.

(ii) Tender of rent or other charges due after legal action has been commenced against Tenant for nonpayment of rent shall not be a defense to such action, and Tenant hereby waives its rights under O.C.G.A. § 44-7-52 to the contrary.

(iii) TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT (AND ANY PARTY CLAIMING BY, THROUGH OR UNDER TENANT) HEREBY MUTUALLY WAIVE ANY AND ALL RIGHTS WHICH EITHER MAY HAVE TO REQUEST A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS LEASE OR TENANT’S OCCUPANCY OF OR RIGHT TO OCCUPY THE PREMISES.

(iv) Tenant further agrees that in the event Landlord commences any summary proceeding for nonpayment of rent or possession of the Premises, Tenant will not interpose and hereby waives all right to interpose any counterclaim of whatever nature in any such proceeding. Tenant further waives any right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to the summary proceeding.

(v) No reference to any specific right or remedy in this Lease shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action or proceeding to which it may otherwise be entitled at law or in equity or both. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and none of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others. Tenant recognizes in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants, or terms hereof, that Landlord may suffer irreparable damages which are not capable of being definitely ascertained, therefore Landlord shall have the right of injunction to enjoin the same and the right to invoke any other remedy allowed by law or in equity (or both) whether or not other remedies are herein provided.

(d) Upon the occurrence of a default on the part of Landlord in any of its duties and/or obligations as set forth under this Lease, and such default continuing for a period of thirty (30) days after written notice thereof from Tenant to Landlord (or if the nature of such default is such that it is capable of being cured but cannot be cured in thirty (30) days, within such additional period of time reasonably required by Landlord to cure the same, provided that Landlord commences the cure of such default within such 30-day period and diligently pursues such cure to completion), Tenant, as its sole and exclusive remedy, shall have the right to perform the obligations of Landlord and charge Landlord for the reasonable cost of such obligations.

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19. SUBORDINATION. This Lease is subject and subordinate to any and all mortgages or deeds of trust now or hereafter placed on the property of which the Premises are a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) as Landlord may reasonably request evidencing subordination of this Lease to or the assignment of this Lease as additional security for such mortgages or deeds of trust. Notwithstanding anything to the contrary in this Lease, in no event shall Tenant be subordinate or subject to the lien of any mortgage, nor shall Tenant be obligated to attorn to any holder thereof, unless and until such holder shall have agreed in writing, and shall be bound thereby, to honor all of Tenant’s rights under this Lease, including Tenant’s rights of quiet and exclusive use and enjoyment of the Premises, so long as Tenant is not in default hereunder. Landlord will cause to be furnished to Tenant, on the Lease Date, a subordination, nondisturbance and attornment agreement from any lender holding a mortgage, deed of trust or deed to secure debt on the Premises as of the Lease Date, in form reasonably acceptable to Tenant, which shall be filed of record in the local land records of Forsyth County, Georgia. Tenant shall continue its obligations under this Lease in full force and effect notwithstanding any such default proceedings under a mortgage or deed of trust and shall attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the transferee under any foreclosure or default proceedings. Tenant will, upon request by Landlord, execute and deliver to Landlord or to any other person designated by Landlord, any instrument or instruments required to give effect to the provisions of this paragraph.

20. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not assign, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, and notwithstanding anything to the contrary contained herein, Tenant shall be permitted to assign this Lease, without the consent of Landlord, (i) to a corporation into which Tenant may merge, which Tenant may acquire, or which Tenant may consolidate with, (ii) to any parent, subsidiary or affiliate of Tenant, or (iii) to a purchaser of substantially all of Tenant’s assets or a controlling interest in the outstanding voting stock of Tenant. If Tenant makes any such assignment, mortgage, pledge or encumbrance with Landlord’s written consent or as otherwise allowed herein, Tenant will still remain primarily liable for the performance of all terms of this Lease, unless otherwise agreed by Landlord and Tenant. Landlord’s consent to one assignment will not waive the requirement of its consent to any subsequent assignment as required herein.

(b) Tenant shall have the right to sublease any portion of the Premises without Landlord’s consent provided that: (i) the Tenant shall remain liable for each and every obligation of Tenant set forth in this Lease; (ii) Tenant shall be responsible for any breaches or actions or inactions of each and every subtenant; and (iii) the insurance policies required herein shall remain applicable to the entire Premises, including any subleased portions thereof. Tenant shall furnish to Landlord, from time to time, a copy of any subleases affecting the Premises after the same are executed and delivered, so that Landlord is apprised of the occupants of the Premises at all times.

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21. TRANSFER OF LANDLORD’S INTEREST. If Landlord shall sell, assign or transfer its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then Landlord shall thereupon be released or discharged from all covenants and obligations hereunder, except those obligations that have accrued prior to such sale, and Tenant shall look solely to such successor in interest for performance of all of Landlord’s obligations. Tenant’s obligations under this Lease shall in no manner be affected by Landlord’s sale, assignment, or transfer and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

22. COVENANT OF QUIET ENJOYMENT. Landlord represents that it has full right and authority to lease the Premises and Tenant shall peacefully and quietly hold and enjoy the Premises for the full Term hereof so long as Tenant does not default in the performance of any of the terms hereof.

23. ESTOPPEL CERTIFICATES. Within ten (10) days after a written request by Landlord, Tenant shall deliver a written estoppel certificate, in form supplied by or acceptable to Landlord, certifying any facts that are then true with respect to this Lease, including without limitation that this Lease is in full force and effect, that no default exists on the part of Landlord or Tenant, that Tenant is in possession, that Tenant has commenced the payment of rent, and that Tenant claims no defenses or offsets with respect to payment of rentals under this Lease. Likewise, within ten (10) days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate covering such matters as are reasonably required by Tenant.

24. PROTECTION AGAINST LIENS. Tenant shall do all things necessary to prevent the filing of any mechanics’, materialmen’s or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, Tenant shall either cause the same to be discharged of record within thirty (30) days after filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord involving such lien, together with interest on the total expenses and costs at the rate of eight percent (8%) per annum.

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25. MEMORANDUM OF LEASE. If requested by Tenant, Landlord shall execute a recordable memorandum of this Lease, prepared and recorded at Tenant’s expense, specifying the exact Term of this Lease and such other terms as the parties shall mutually determine.

26. FORCE MAJEURE. If Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control, then the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this paragraph shall in no way be applicable to Tenant’s obligations to pay Annual Rental or any other sums, monies, costs, charges or expenses required by this Lease.

27. REMEDIES CUMULATIVE — NONWAIVER. No reference to any specific right or remedy in this Lease shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action or proceeding to which it may otherwise be entitled at law or in equity or both. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and none of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others. Tenant recognizes in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants, or terms hereof, that Landlord may suffer irreparable damages which are not capable of being definitely ascertained, therefore Landlord shall have the right of injunction to enjoin the same and the right to invoke any other remedy allowed by law or in equity (or both) whether or not other remedies are herein provided.

Landlord’s failure to insist upon a strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be a waiver or relinquishment for the future of such covenant, right or option, or of the continuance of the failure of Tenant, but the same shall remain in full force and effect. The receipt by Landlord of any rental or other charge due hereunder with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless waived in writing and signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly payment of Annual Rental, Additional Rent or other charges due under this Lease shall be deemed to be other than on account of the oldest rental then unpaid, and any endorsement or statement on any check or any letter accompanying any check of payment of rental shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of unpaid amounts or pursue any other remedy in this Lease.

28. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term of this Lease, whether with or without Landlord’s acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The “monthly” rental payable by Tenant during any such tenancy at will period shall be one hundred fifty percent (150%) of the monthly installments of Annual Rental payable during the final year immediately preceding such expiration.

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29. NOTICES. Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and hand delivered or placed in the United States mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid or by courier delivery service or overnight delivery and addressed as follows:

AS TO LANDLORD:	Metrolina Alpharetta, LLC
108 Gateway Boulevard, Suite 104
Mooresville, North Carolina 28117
Attn: R. Joseph Jackson

AS TO TENANT:	Ballantyne Strong, Inc.
11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska 68154
Attn: Kyle Cerminara

with a copy to:	Thompson Hine LLP
3900 Key Center, 127 Public Square
Cleveland, Ohio 44114
Attn: Thomas Coyne, Esq.

The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

30. LEASING COMMISSION. Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction. Landlord and Tenant agree to indemnify and save each other harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of their respective actions in connection with this Lease.

31. MISCELLANEOUS.

(a) Rules and Regulations. Landlord shall have the right from time to time to prescribe commercially reasonable rules and regulations (the “Rules and Regulations”) for Tenant’s use of the Premises and the Building; provided that (i) such Rules and Regulations shall not unreasonably interfere with Tenant’s beneficial use and enjoyment of the Premises, and (ii) to the extent any such rules or regulations conflict with the terms and conditions contained in this Lease, the terms and conditions contained in this Lease shall govern and prevail. A copy of Landlord’s current Rules and Regulations respecting the Premises and the Building is attached hereto as Exhibit B. Landlord shall provide reasonable notice of any changes to the Rules and Regulations. Tenant shall abide by and actively enforce on all its employees, agents, invitees and licensees such regulations including without limitation rules governing parking of vehicles in designated portions of the Premises.

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(b) Evidence of Authority. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant.

(c) Limitation of Landlord’s Liability. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment levied thereon against the right, title and interest of Landlord in the Premises as the same may then be encumbered; and neither Landlord nor, if Landlord be a partnership, any of the partners comprising Landlord shall have any personal liability for any deficiency. It is understood and agreed that in no event shall Tenant or any person claiming by or through Tenant have the right to levy execution against any property of Landlord other than its interest in the Premises as hereinbefore expressly provided.

(d) Nature and Extent of Agreement. This Lease and the exhibits, rider and addenda (if any) attached hereto, contain all covenants and agreements between Landlord and Tenant relating in any manner to the rental, use, and occupancy of the Premises and the other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect; and, the covenants and agreements of this Lease cannot be altered, changed, modified or added to except in writing signed by Landlord and Tenant. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented on Landlord’s behalf, either orally or in writing (except as specifically contained in this Lease), has induced Tenant to enter into this Lease. The submission of this document for examination does not constitute an offer to lease and this Lease becomes effective only upon execution and delivery thereof by Landlord and Tenant. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

(e) Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on either party until executed by an authorized representative of both parties and delivered to the both parties. No amendment or modification to this Lease shall be binding upon either party unless same is in writing and executed by an authorized representative of both parties.

(f) Captions and Headings. The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

(g) Lease Review. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant. It is agreed that in the construction and interpretation of the terms of this Lease the rule of construction that a document is to be construed most strictly against the party who prepared the same shall not be applied, it being agreed that both parties hereto have participated in the preparation of the final form of this Lease. This Lease shall be construed in accordance with and governed by the substantive laws of the State of Georgia. If more than one person or entity shall sign this Lease as “Tenant”, then each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

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(h) Attorneys’ Fees. If either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the non-prevailing party in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys’ fees and all costs and disbursements incurred therein by the prevailing party, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. The prevailing party shall recover all such fees, costs or disbursements as costs taxable by the court in the action or proceeding itself without the necessity for a cross-action by the prevailing party.

32. SEVERABILITY. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

33. REVIEW OF DOCUMENTS. If, following the execution of this Lease, either party hereto requests that the other party execute any document or instrument that is other than (a) a document or instrument the form of which is attached hereto as an exhibit, or (b) a document that solely sets forth facts or circumstances that are then existing and reasonably ascertainable by the requested party with respect to this Lease (e.g., an estoppel certificate), then the party making such request shall be responsible for paying the reasonable out-of-pocket costs and expenses, including without limitation, the attorneys’ fees, incurred by the requested party in connection with the review (and, if applicable, the negotiations) related to such document(s) or instrument(s), regardless of whether such document(s) or instrument(s) is (are) ever executed by the requested party. If the requesting party is Tenant, then all such costs and expenses incurred by Landlord in connection with its review and negotiation of any such document(s) or instrument(s) shall be deemed to be Additional Rent due hereunder and shall be payable by Tenant promptly upon demand.

34. FINANCIAL INFORMATION. Tenant shall at any time and from time to time at reasonable intervals during the Lease Term, within fifteen (15) days of written request by Landlord, deliver to Landlord such financial information concerning Tenant and Tenant’s business operations as may be reasonably requested by Landlord or any Mortgagee or prospective Mortgagee or purchaser of the Premises or any portion thereof. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed as of the Lease Date.

LANDLORD:

METROLINA ALPHARETTA, LLC, a North Carolina limited liability company

By:
Title:	Manager
Name:

TENANT:

BALLANTYNE STRONG, INC.,
a Delaware corporation

By:
Title:
Name:

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EXHIBIT A

Legal Description of the Land

All that tract or parcel of land lying and being in Land Lots 839, 890 & 891, 2nd District, 1st Section, Forsyth County, Georgia, and being more particularly described as follows:

To find the point of beginning, commence at the southwest corner of Land Lot 890; thence along the westerly line of Land Lot 890, N 01°09’49” E a distance of 552.21 feet to a point; thence S 65°57’30” W a distance of 160.11 feet to an iron pin found and the POINT OF BEGINNING; thence S 80°42’55” W a distance of 299.38 feet to an iron pin found on the northeasterly right of way of Bluegrass Valley Parkway (right of way varies); thence along said right of way along a curve to the left, following the curvature thereof for an arc distance of 114.81 feet, said curve having a radius of 66.00 feet and being subtended by a chord of N 39°13’57” W 100.87 feet to an iron pin found; thence leaving said right of way N 00°45’13” E a distance of 682.90 feet to an iron pin found; thence S 74°34’10” E a distance of 387.04 feet to a 1 inch open top pipe found; thence N 53°07’57” E a distance of 230.56 feet to an iron pin found; thence S 61°56’45” E a distance of 68.84 feet to an iron pin found; thence N 69°36’55” E a distance of 236.28 feet to an iron pin found; thence S 03°04’24” E a distance of 135.87 feet to an iron pin found; thence S 14°17’50” W a distance of 292.83 feet to an iron pin found; thence S 03°26’58” W a distance of 194.77 feet to an iron pin found; thence S 80°30’22” W a distance of 0.14 feet to a point; thence S 65°57’30” W a distance of 291.71 feet to the POINT OF BEGINNING. Said tract contains 11.933 acres.

A-1

EXHIBIT B

Rules and Regulations

Tenant covenants with and for the benefit of:

1. To give to Landlord prompt written notice of any significant accident, fire or damage occurring on or to the Premises.

2. To use reasonable efforts to schedule deliveries of goods at reasonable business hours, and to load and unload goods only in such areas and through such entrances as may be designated for such purposes by Landlord and to prohibit all trucks and trailers which have moved upon the Premises on account of Tenant’s conduct of business from remaining overnight in any portion of the Premises.

3. To keep the Premises sufficiently heated to prevent freezing of water in pipes and fixtures.

4. Not to burn, place or permit any rubbish or merchandise in the outside areas adjoining the Premises, except as provided herein. Tenant shall deposit its trash only in designated trash receptacles and shall participate in and comply with any procedures established for the collection, sorting, separation and recycling of waste products, garbage, refuse and trash.

5. To keep the Premises clean, sanitary and free from offensive odors and from insects, vermin and other pests.

6. To park Tenant’s vehicles and to require Tenant’s employees, contractors, subcontractors, and concessionaires to park their vehicles only in those portions of the parking area designated for that purpose.

7. To keep its exterior and interior signs and lights continuously well lighted at a minimum from 11:00 a.m. to 10:00 p.m.

8. To conduct its business in the Premises in a diligent and dignified manner, to refrain from using any sales promotion device or practice that would tend to mislead or deceive the public or detract from the reputation of the Premises and keep the Premises in first class condition in accordance with the highest standards of operation of similar businesses.

9. To comply with any and all reasonable rules and regulations of Landlord in connection with the Premises which are in effect at the time of the execution of the Lease or which may be from time to time, upon reasonable notice, promulgated by Landlord in its reasonable discretion, provided such rules and regulations are in writing and are not in conflict with the terms and conditions of the Lease.

10. To install such fire extinguisher and other safety equipment as applicable law may require.

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11. Except as may otherwise be provided in the Lease, Tenant shall not place, affix or maintain any signs, advertising placards, names, insignia, trademarks, descriptive material or any other similar item or items outside or on the Premises, the glass panes and supports of the Premises windows, or any window, door, roof or exterior boundary of the Premises, except such signs as Landlord shall approve in writing.

12. Tenant shall not display, paint or place, or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of the Premises.

13. Tenant shall not display or sell merchandise, or place portable signs, devices or any other objects in the common areas of the Premises and Tenant shall not solicit or distribute materials in any manner in the common areas of the Premises, without Landlord’s prior written approval, which may be granted or withheld in Landlord’s sole discretion.

14. Tenant shall not erect an aerial or antenna on the roof or exterior walls of the Premises without Landlord’s prior approval.

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